                                                                 EXHIBIT-(h)1.17

                                LETTER AGREEMENT
                                       AND
                               AMENDED SCHEDULE A

Frank Russell Investment Management Company
909 A Street
Tacoma, WA  98402

Dear Sirs:

Pursuant to Sections 25 and 26 of the Transfer and Dividend Disbursing Agency Agreement between Frank Russell Investment Company ("FRIC") and Frank Russell Investment Management Company, dated April 1, 1988, FRIC advises you that it is creating four new FRIC Funds named 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (the "New Funds"). Each New Fund will offer Class D, E and S Shares. FRIC desires Frank Russell Investment Management Company to serve as the Transfer and Dividend Disbursing Agent with respect to each class of shares of the New Funds pursuant to the terms and conditions of the Transfer and Dividend Disbursing Agency Agreement. FRIC also desires to amend Schedule A of the Transfer and Dividend Disbursing Agency Agreement to add the New Funds and classes of shares thereto. The fees to be charged by the Transfer and Dividend Disbursing Agent in return for its services are the same as those set forth in the current fee schedule to the Transfer and Dividend Disbursing Agency Agreement.

Please indicate your acceptance to act as Transfer and Dividend Disbursing Agent with respect to the New Funds and classes of shares as noted above and of the amendment of Schedule A by executing the acceptance copy of this letter agreement and returning it to the undersigned.

Sincerely,

FRANK RUSSELL INVESTMENT COMPANY

By:_______________________________
   Mark E. Swanson
   Treasurer

Accepted this ____ day of ________________, 2004

FRANK RUSSELL INVESTMENT
  MANAGEMENT COMPANY

By:_______________________________
   Leonard P. Brennan
   President

                                     AMENDED
                                   SCHEDULE A

                        FRANK RUSSELL INVESTMENT COMPANY

                     FUND                                    CLASS(ES)
                     ----                                    ---------
Equity I                                           E; I; Y
Equity II                                          E; I; Y
Equity Q                                           E; I; Y
Fixed Income I                                     E; I; Y
Short Duration Bond                                A; B; C; E; S; I; Y
Fixed Income III                                   E; I; Y
International                                      E; I; Y
Emerging Markets                                   A; B; C; E; S
Diversified Equity                                 A; B; C; E; S
Special Growth                                     A; B; C; E; S
Quantitative Equity                                A; B; C; E; S
International Securities                           A; B; C; E; S
Real Estate Securities                             A; B; C; E; S; I; Y
Diversified Bond                                   A; B; C; E; S
Multistrategy Bond                                 A; B; C; E; S
Select Value                                       A; B; C; E; S; I; Y
Select Growth                                      A; B; C; E; S; I; Y
Money Market                                       A; S
Tax Exempt Bond                                    A; B; C; E; S
U.S. Government Money Market                       S
Tax Free Money Market                              S
Aggressive Strategy                                A; B; C; S; D; E
Balanced Strategy                                  A; B; C; S; D; E
Moderate Strategy                                  A; B; C; S; D; E
Conservative Strategy                              A; B; C; S; D; E
Equity Aggressive Strategy                         A; B; C; S; D; E
Tax-Managed Global Equity                          A; B; C; E; S
Tax-Managed Large Cap                              A; B; C; E; S
Tax-Managed Mid & Small Cap                        A; B; C; E; S
Russell Multi-Manager Principal Protected Fund     A; B; C
2010 Strategy Fund                                 D; E; S
2020 Strategy Fund                                 D; E; S
2030 Strategy Fund                                 D; E; S
2040 Strategy Fund                                 D; E; S